Exhibit 4(E)

                            COMPANY PLEDGE AGREEMENT


         This Company Pledge Agreement dated as of March 23, 1999 (this "Agreement"), is made by MFN Financial Corporation, a Delaware corporation (the "Company"), in favor of Norwest Bank Minnesota, National Association, as trustee for Holders under the Indenture described below (in such capacity, the "Trustee").

                             PRELIMINARY STATEMENTS:

         1. The Company is a party to the Indenture of even date with this Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), with the Trustee, under which the Company will issue its senior secured notes to the holders thereof and their successors and assigns.

         2. It is a condition precedent to the issuance of the senior secured notes that the Company enter into this Agreement and grant to the Trustee, for the benefit of itself and the holders of such senior secured notes the security interests provided in this Agreement to secure the obligations of the Company described below.

                                   AGREEMENT:

         In consideration of the mutual agreements, provisions, covenants and for other valuable consideration, the sufficiency of which is acknowledged, the Company agrees as follows:

         SECTION 1.        DEFINITIONS; INTERPRETATION

         1.1 TERMS DEFINED IN THE INDENTURE. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement and not otherwise defined have the meanings given to such terms from time to time in the Indenture.

         1.2 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

                  "Agreement" has the meaning set forth in the preamble.

                  "Collateral" is defined in Section 2.1.

                  "Company" has the meaning set forth in the preamble.

                  "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

                  "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

                   "Indenture" has the meaning set forth in the first preliminary statement.

                   "Insolvency Default" means a Default under Section 9.01(a)(vii) or Section 9.01(a)(viii) of the Indenture.

                  "Pledged Property" means all Pledged Shares and all other pledged shares of capital stock, all assignments of any amounts due or to become due, all other instruments which are now being delivered by the Company to the Trustee or may from time to time hereafter be delivered by the Company to the Trustee for the purpose of pledge under this Agreement or any other Transaction Document, and all proceeds of any of the foregoing.

                  "Pledged Share Issuer" means each Person identified in
         Schedule I as the issuer of the Pledged Shares identified opposite the name of such Person; it being agreed that no insurance company shall be a Pledged Share Issuer.

                   "Pledged Shares" means all shares of capital stock of any Pledged Share Issuer.

                  "Company" is defined in the preamble.

                  "Transaction Documents" means the Indenture, the Collateral Security Documents and any and all other agreements, instruments and documents executed or delivered in connection therewith.

                  "Trustee" has the meaning set forth in the preamble.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         1.3 TERMS DEFINED IN UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

         SECTION 2.        PLEDGE

         2.1 GRANT OF SECURITY INTEREST. The Company pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Trustee, for its benefit and the ratable benefit of each of the Holders, and grants to the Trustee, for its benefit and the ratable benefit of the Holders, a continuing security interest in, all of the following property (the "Collateral"):

         (A) all issued and outstanding shares of capital stock of each Pledged Share Issuer identified on Schedule I;

         (B)      all other Pledged Shares issued from time to time;

         (C) all other Pledged Property, whether now or hereafter delivered to the Trustee in connection with this Agreement;

         (D) all Dividends, Distributions, interest and other payments and rights with respect to any Pledged Property; and

         (E)      all proceeds of any of the foregoing.

         2.2 SECURITY FOR INDENTURE OBLIGATIONS. This Agreement secures the payment in full of all Indenture Obligations of the Company now or hereafter existing under or in connection with the Indenture and each other Transaction Document, including, without limitation, obligations for costs, fees and expenses.

         2.3 DELIVERY OF PLEDGED PROPERTY. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Trustee pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

         2.4 DIVIDENDS ON PLEDGED SHARES. Subject to Section 4.4, in the event that any Dividend is to be paid on any Pledged Share, such Dividend or payment shall be paid directly to the Trustee.

         2.5 CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall

         (A) remain in full force and effect until payment in full of all Indenture Obligations and the termination of the Indenture in accordance with its terms,

         (B) be binding upon the Company and its successors, transferees and assigns, and

         (C) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and each Holder.

Without limiting the foregoing clause (C) above, any Holder may assign or otherwise transfer (in whole or in part) any Security held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Holder under any Transaction Document (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer. Upon the payment in full of all Indenture Obligations and the termination of the Indenture in accordance with its terms, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Trustee will, at the Company's sole expense, deliver to the Company, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Trustee hereunder, and execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

         SECTION 3.        REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants unto each Holder and the Trustee, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Company to the Trustee of any Collateral, as set forth in this Section 3:

         3.1 OWNERSHIP, NO LIENS, ETC. The Company is the legal and beneficial owner of, and has good and marketable title to (and has obtained full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Trustee. The Company has obtained all comments and waivers necessary from other creditors to avoid conflicts with other agreements.

         3.2 VALID SECURITY INTEREST. The delivery of such Collateral to the Trustee is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Indenture Obligations. No filing or other action will be necessary to perfect or protect such security interest.

         3.3 AS TO PLEDGED SHARES. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and nonassessable, and constitute all of the issued and outstanding shares of capital stock of each Pledged Share Issuer. The Company has no Subsidiary other than the Pledged Share Issuers and insurance companies.

         3.4 AUTHORIZATION, APPROVAL, ETC. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

         (A) for the pledge by the Company of any Collateral pursuant to this Agreement or for the execution, delivery, and performance of this Agreement by the Company, or

         (B) for the exercise by the Trustee of the voting or other rights provided for in this Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Agreement.

         3.5 COMPLIANCE WITH LAWS. The Company is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could reasonably be expected to have a Material Adverse Effect or materially adversely affect the value of the Collateral or the worth of the Collateral as collateral security.

         SECTION 4.        COVENANTS

         4.1 PROTECT COLLATERAL: FURTHER ASSURANCES, ETC. The Company will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Trustee hereunder). The Company will warrant and defend the right and title herein granted unto the Trustee in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Company agrees that at any time, and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Trustee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         4.2 STOCK POWERS, ETC. The Company agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Company pursuant to this Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Trustee. The Company will, from time to time upon the request of the Trustee, promptly deliver to the Trustee such stock powers, instruments, and similar documents, satisfactory in form and substance to the Trustee, with respect to the Collateral as the Trustee may reasonably request and will, from time to time upon the request of the Trustee after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Trustee.

         4.3 CONTINUOUS PLEDGE. The Company will, at all times, keep pledged to the Trustee pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Company in respect of any Collateral.

         4.4      VOTING RIGHTS: DIVIDENDS, ETC.  The Company agrees:

         (A) Dividends and Distributions may be paid to the Company in respect of the Pledged Shares; provided, that the Company shall not pay any Dividends or Distributions in respect of the Company's capital stock; and

         (B) after any Event of Default shall have occurred and be continuing and the Trustee has notified the Company of the Trustee's intention to exercise its voting power under this
                  Section 4.4(B):

                  (i) the Trustee may exercise (to the exclusion of the Company) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Company hereby grants the Trustee an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

                  (ii) the Company shall promptly to deliver to the Trustee such additional proxies and other documents as may be necessary to allow the Trustee to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Company but which the Company is then obligated to deliver to the Trustee, shall, until delivery to the Trustee, be held by the Company separate and apart from its other property in trust for the Trustee. The Trustee agrees that unless an Insolvency Default or an Event of Default shall have occurred and be continuing and the Trustee shall have given the notice referred to in Section 4.4(B), the Company shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Trustee shall, upon the written request of the Company, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Company which are necessary to allow the Company to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; provided, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Company that would impair any Collateral or be inconsistent with or violate any provision of the Indenture or any other Transaction Document (including this Agreement).

         SECTION 5.        THE TRUSTEE

         5.1 TRUSTEE APPOINTED ATTORNEY-IN-FACT. The Company hereby irrevocably appoints the Trustee the Company's attorney-in-fact, with full authority during the continuance of an Insolvency Default or an Event of Default in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

         (A) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

         (B) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (A) above; and

         (C) to file any claims or take any action or institute any proceedings which the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral.

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys. The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         5.2 TRUSTEE MAY PERFORM. If the Company fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company pursuant to Section 6.4.

         5.3 TRUSTEE HAS NO DUTY. The powers conferred on the Trustee hereunder are solely to protect its interest (on behalf of the Holders) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Trustee has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         5.4 REASONABLE CARE. The Trustee is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Company reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Trustee to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

         SECTION 6.        REMEDIES

         6.1 CERTAIN REMEDIES. (A) If any Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (B) If any Event of Default shall have occurred and be continuing, the Trustee may:

                  (i) transfer all or any part of the Collateral into the name of the Trustee or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

                  (ii) notify the parties obligated on any of the Collateral to make payment to the Trustee of any amount due or to become due thereunder,

                  (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                  (iv) endorse any checks, drafts, or other writings in the Company's name to allow collection of the Collateral,

                  (v)      take control of any proceeds of the Collateral, and

                  (vi) execute (in the name, place and stead of the Company) endorsements. assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         6.2 COMPLIANCE WITH RESTRICTIONS. The Company agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Trustee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Trustee be liable nor accountable to the Company for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         6.3 APPLICATION OF PROCEEDS. All cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Trustee and any Holder pursuant to Section 6.4) in whole or in part by the Trustee against, all or any part of the Indenture Obligations in the order specified in Section 10.4 of the Company Security Agreement of even date herewith made by the Company in favor of the Trustee.

         6.4 INDEMNITY AND EXPENSES. The Company hereby indemnifies and holds harmless the Trustee and each Holder from and against any and all claims, losses, and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses, or liabilities resulting from the Trustee's or such Holder's gross negligence, bad faith, wilful misconduct or fraud. Upon demand, the Company will pay to the Trustee and each Holder the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel (which shall include the allocated costs of in-house counsel fees and expenses) and of any experts and Trustees, which the Trustee or such Holder may incur in connection with:

         (A) the administration of this Agreement and each other Transaction Document to which Company is a party;

         (B) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

         (C) the exercise or enforcement of any of the rights of the Trustee or any Holder hereunder; or

         (D) the failure by the Company to perform or observe any of the provisions hereof.

         SECTION 7.        MISCELLANEOUS

         7.1 PROTECTION OF COLLATERAL. The Trustee may from time to time, at its option, perform any act which the Company agrees hereunder to perform and which the Company shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of a Default or an Event of Default) and the Trustee may from time to time take any other action which the Trustee reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         7.2 CERTAIN WAIVERS. The Company waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling of the Collateral or other collateral or security for the Indenture Obligations,
(ii) any right to require the Trustee (a) to proceed against any Person, (b) to exhaust any other collateral or security for any of the Indenture Obligations,
(c) to pursue any remedy in the Trustee's power or (d) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral and (iii) all claims, damages, and demands against the Trustee arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

         7.3 NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Indenture. All such notices and other communications shall be effective (i) if delivered by hand or pre-paid courier service, when delivered, (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class, postage prepaid, (iii) if sent by telex, upon receipt by the sender of an appropriate answerback and (iv) if sent by facsimile transmission, upon receipt of electronic confirmation of receipt.

         7.4 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Trustee to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Trustee.

         7.5 BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and the Trustee, and their respective successors and assigns; provided, that the Company may not assign any of its rights hereunder or interests herein without the written consent of the Trustee and the Holders having at least 25% in principal amount of the Outstanding Securities. The Company acknowledges that upon any assignment or other transfer by the Trustee or any Holder of any of the Indenture Obligations, the Trustee or such Holder may transfer its interest herein, or any part thereof, to the assignee or transferee, who shall thereupon become vested with all the rights, remedies, powers, security interests and liens herein granted to the Trustee or such Holder, or the transferred part thereof, subject, however, to the restrictions contained herein. No Persons other than the Company, the Holders, the Trustee and the respective assignees of the Holders and the Trustee are intended to be benefited hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

         7.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, THAT THE TRUSTEE AND THE HOLDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         7.7 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS, EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         7.8 WAIVER OF JURY TRIAL. THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 11.8 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         7.9 AMENDMENT. This Agreement shall not be amended except by the written agreement of the parties as provided in the Indenture.

         7.10 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If; however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction. This Agreement is to be read, construed and applied together with the Indenture and the other Transaction Documents which, taken together, set forth the complete understanding and agreement of the Trustee, the Holders and the Company with respect to the matters referred to herein and therein.

         7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         7.12 NO INCONSISTENT REQUIREMENTS. The Company acknowledges that this Agreement and the other Transaction Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms; provided, in the event any terms or conditions contained herein conflict with any term or condition set forth in the Indenture, such term or condition set forth in the Indenture shall control.

         7.13 ENTIRE AGREEMENT. This Agreement (i) integrates all the terms and conditions mentioned herein or incidental hereto, (ii) supersedes all oral negotiations and prior writings with respect to the subject matter hereof and
(iii) is intended by the parties as the final expression of the Agreement with respect to the terms and conditions set forth in this Agreement and as the complete and exclusive statement of the terms agreed to by the parties.

         7.14 FURTHER ASSURANCES. The Company agrees upon the written request of the Trustee or any Holder, to execute and deliver to the Trustee or such Holder, from time to time, any additional instruments or documents reasonably considered necessary by the Trustee or such Holder to cause this Agreement to be, become or remain, valid and effective in accordance with its terms.


                                    * * * * *

         Executed and delivered as of the date first above written.


                                     MFN FINANCIAL CORPORATION



                                     By:
                                     Name:
                                     Title:


                                     NORWEST BANK MINNESOTA, NATIONAL
                                     ASSOCIATION, as Trustee



                                     By:
                                     Name:
                                     Title:

                                   SCHEDULE I


                                 PLEDGED SHARES


------------------------------------------- ------------------- -------------------------------- -------------------
                                                                 Common Stock
                                                                                                       % of
                                                   Share           Authorized     Outstanding        Outstanding
               Pledged Share Issuer            Certificate #         Shares           Shares       Shares Pledged
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Corporation of Alabama              2                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Arizona                  2                250              250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Merc Finance Company of California                  2                250              250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Colorado                 1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Delaware                 1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Florida                  2                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Georgia                  2                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Idaho                    1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Illinois                 2                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Indiana                  2                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Iowa                     1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Kansas                   2                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Kentucky                 2                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Louisiana                2                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Michigan                 1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Mississippi              1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Missouri                 2                250              250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Nevada                   2                250              250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of New Mexico               1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of New York                 1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of North Carolina           2                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Ohio                     1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
MFC Finance Company of Oklahoma                     2                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Oregon                   1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Pennsylvania             1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of South Carolina           1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance of Tennessee                        1                250              250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
MFC Finance Company of Texas                        2                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Utah                     1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Virginia                 2                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Washington               1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Mercury Finance Company of Wisconsin                1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Filco Marketing Company                             1                1000             250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
MFC Financial Services, Inc.                        2                250              250               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Gulfco Finance Company                              1              300,000           1000               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Gulfco Investment, Inc.                             1             1,000,000          1000               100
------------------------------------------- ------------------- --------------- ---------------- -------------------
Midland Finance Co.                                 1               10,000          1503.5              100
------------------------------------------- ------------------- --------------- ---------------- -------------------
